Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
January 10, 2005	Nasdaq: UAPH

UAP HOLDING CORP. ANNOUNCES FISCAL 2005 NINE-MONTH AND

THIRD QUARTER FINANCIAL RESULTS

Selected Highlights:

•	Company completed $505 million initial public offering

•	Year-to-date sales exceeded $2.2 billion

•	Year-to-date seed sales advanced 13% versus year-ago period on strength of new marketing initiative

•	Year-to-date adjusted EBITDA(1) increased 15% to $100.6 million versus same period last year

•	Completed transition of corporate services and systems from prior owner ConAgra Foods

GREELEY, Colo. – Jan. 10, 2005 – UAP Holding Corp. (Nasdaq: UAPH), the largest independent distributor of agricultural and non-crop inputs in the United States and Canada, today announced financial results for its fiscal nine-month period and third quarter ended November 28, 2004.

Sales during the 40 weeks ended November 28, 2004, increased to $2,229.6 million compared with $2,224.1 million for the 39 weeks ended November 23, 2003. Seed sales increased 13% to $274.5 million from $242.1 million last year. The increase resulted from volume growth and higher prices for seed with enhanced traits. Fertilizer sales increased to $494.4 million from $460.3 million in the comparable year-ago period. The increase was due to higher pricing, which offset lower sales volumes resulting from later-than-normal demand in the fall fertilizer market in the Midwest. Sales of crop protection chemicals decreased to $1,416.6 million in this year’s 40-week period versus $1,443.6 million in the 39-week period last year. The decrease was primarily due to lower sales in the company’s non-crop business, which recently has been restructured under a focused management team, the divestiture of several non-strategic formulation facilities that had provided toll manufacturing services, the transition of the company’s Canadian business to focus more on higher margin proprietary products, and lower prices on glyphosate. Offsetting these were higher chemical volumes in core crop businesses, primarily across the Mid-south and Southwest. Sales of other products decreased to $44.2 million from $78.0 million last year due to a divestiture.

Gross margin (defined as gross profit as a percentage of net sales) for the 40-week period was 11.6% compared with 12.9% for last year’s 39-week period. The decline was the result of a $17.4 million fair market value adjustment to inventory related to purchase accounting for the company’s acquisition of United Agri Products, Inc., in November 2003, as well as higher fuel costs and lower upfront pricing for certain herbicides. EBITDA(2) for this year’s 40-week period was $70.9 million versus $97.7 million for last year’s 39-week period. Adjusted EBITDA(1) for this year’s 40-week period was $100.6 million, and includes adjustments for $17.4 million of higher cost of goods sold due to the fair market value adjustment to inventory, $6.0 million of expenses associated with the abandonment of the company’s proposed offering of income deposit securities, $5.6 million of non-cash expenses associated with a transition services agreement with ConAgra Foods, Inc. and a $0.8 million management fee paid to Apollo Management, L.P. under an agreement which has since been terminated. Adjusted EBITDA(1) for the comparable period last year was $87.1 million, which excludes a $10.5 million gain on asset sales.

Continued

The company reported net income of $16.4 million, or $0.33 per share on a diluted basis, in this year’s 40-week period versus net income of $36.3 million in last year’s comparable 39-week period. Period-over-period per share comparisons are not meaningful because the company did not complete its initial public offering of common stock until November of this fiscal year and would not contain adjustments as discussed for EBITDA. Ongoing earnings per share on a diluted basis(3) for the 40-week period, if adjusted for the same items as adjusted EBITDA, was $0.72.

Chairman and CEO Kenny Cordell, said, “We are having a very solid year at UAP. After working to improve operating efficiencies, shed non-core assets and right-size the business during fiscal 2003 and 2004, we are now seeing the anticipated impact on our financial performance as reflected by our year-to-date adjusted EBITDA. We have successfully transitioned all IT and administrative functions from our predecessor ConAgra Foods. We also are benefiting from the expansion of our higher margin private-label business as an overall percentage of revenue. Our working capital reduction initiatives are ahead of plan, and are allowing us to drive down average debt levels under our revolving credit facility. Our year-to-date performance reflects the commitment of our management team, the strength of our talented sales force and the broad reach of our North American distribution network.”

Cordell added, “As the new crop year has begun, we are optimistic about fiscal 2006. Customer prepayments are up and demand for seed continues to grow. We believe these and other strong underlying trends will drive sustainable growth and increased shareholder value.”

Third quarter results

Sales for the third quarter, which consisted of the 13 weeks ended November 28, 2004, were $267.2 million compared with $293.8 million for the 13 weeks ended November 23, 2003. The decrease was primarily attributable to a decline in crop protection chemical sales due to lower sales of cotton defoliation products. Due to the seasonality of the agricultural industry and the condensed nature of the planting season, current third quarter sales represented only approximately 12% of the company’s $2,229.6 million in year-to-date sales.

Gross margin for the current third quarter was 6.2% versus 8.2% in the comparable quarter last year. The decline was a result of lower chemical and fertilizer sales volumes, as well as higher delivery costs due to increased fuel prices. The company reported a current third quarter EBITDA(2) loss of $36.1 million versus an EBITDA(2) loss of $15.9 million in the comparable quarter last year. Adjusted EBITDA(1) loss for the current third quarter was $28.0 million compared with an adjusted EBITDA(1) loss of $26.4 million for the prior-year period. Adjustments for the current quarter include $6.0 million of expenses associated with the abandonment of the company’s proposed offering of income deposit securities; $1.9 million in non-cash expenses associated with a transition services agreement with ConAgra Foods and a $0.3 million management fee to Apollo Management. Adjustments for the prior-year quarter consist entirely of a $10.5 million gain on asset sales.

The company reported a current third quarter net loss of $30.9 million, or $0.65 per share on a diluted basis, versus a net loss of $18.5 million in the third quarter last year. Ongoing loss per share on a diluted basis(3) for the current 13-week period, if adjusted for the same items as adjusted EBITDA, was $0.55.

Continued

Guidance for Fiscal 2005

Management currently expects to report fiscal 2005 full-year adjusted EBITDA(1) within a range of $136.0 million to $141.0 million, and full-year ongoing earnings per share(4) on a diluted basis, if adjusted for the same items as adjusted EBITDA, of $0.97 to $1.04.

Conference Call Information

The company will hold a conference call to discuss third quarter results at 9:00 a.m. Eastern Standard Time this morning. The call will be webcast live over the Internet from the company’s web site at www.uap.com under “Investor Information.” Participants should follow the instructions provided on the web site for downloading and installing the necessary audio applications. The conference also is available by dialing 888-396-2356 (domestic) or 617-847-8709 (international) and entering passcode 96679250.

Following the live conference call, a replay will be available on the company’s web site. The replay also will be available one hour after the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 85405209. The telephonic replay will be available for seven days.

About the Company

UAP Holding Corp. is the holding company of United Agri Products, Inc., the largest independent distributor of agricultural and non-crop inputs in the United States and Canada. United Agri Products markets a comprehensive line of products, including crop protection chemicals, seeds and fertilizers, to growers and regional dealers. United Agri Products also provides a broad array of value-added services, including crop management, biotechnology advisory services, custom blending, inventory management and custom applications of crop inputs. United Agri Products maintains a comprehensive network of approximately 320 distribution and storage facilities and three formulation and blending plants, strategically located throughout the United States and Canada. Additional information can be found on the company’s website, located at www.uap.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, the company’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to the seasonality of the company’s business and weather conditions in its markets, its substantial leverage and restrictions contained in its debt agreements, the possibility of liability for pollution and other damage that is not covered by insurance or that exceeds its insurance coverage, its dependence on rebate programs, and other risks identified and discussed under the caption “Risk Factors” in the registration statement relating to its initial public offering of common stock, which the Securities and Exchange Commission declared effective on November 22, 2004, and in the other documents the company files with the SEC from time to time.

-Financial Tables Follow-

UAP HOLDING CORP.

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(dollars in thousands)

(unaudited)

	Consolidated UAP Holding Corp.		Combined Predecessor Entity - ConAgra Agricultural Products Business
	November 28, 2004	February 22, 2004	November 23, 2003
	(Successor)	(Successor)	(Predecessor)
ASSETS
Current assets:
Cash and cash equivalents	$—	$172,647	$—
Receivables, less allowance for doubtful accounts of $20,003, $27,328 and $45,918	531,171	170,769	487,095
Inventories	490,649	641,009	475,049
Deferred income taxes	27,228	2,681	21,912
Other current assets	43,672	80,653	16,389
Current assets from discontinued operations	—	—	5,456

Total current assets	1,092,720	1,067,759	1,005,901
Property, plant and equipment	100,681	100,207	220,095
Less accumulated depreciation	(12,209)	(3,093)	(122,676)

Property, plant and equipment, net	88,472	97,114	97,419
Goodwill	27,873	43,465	5,074
Intangible assets, net	29,527	7,077	5,116
Deferred income taxes	2,675	18,293	2,323
Debt issue costs, net	22,611	23,668	—
Investment in nonconsolidated affiliates	4,301	3,958	2,204
Other assets	653	2,629	3,573
Long lived assets from discontinued operations	—	—	2,628

Total assets	$1,268,832	$1,263,963	$1,124,238

LIABILITIES AND STOCKHOLDER’S NET INVESTMENT AND ADVANCES/STOCKHOLDERS’ EQUITY
Current liabilities:
Checks not yet presented	$10,009	$—	$11,632
Short-term debt	211,556	—	—
Accounts payable	531,885	689,455	355,935
Other accrued liabilities	109,221	145,234	103,119
Income taxes payable	4,146	—	—
Deferred income taxes	46	9,117	—
Current liabilities from discontinued operations	—	—	1,367

Total current liabilities	866,863	843,806	472,053
Long-term debt	315,190	308,570	—
Series A redeemable preferred stock	16,524	34,620	—
Other non-current liabilities	250	96	186
Deferred income taxes	17,602	83	—
Stockholder’s net investment and advances / stockholders’ equity:
Common stock, $.001 par value, 90,000,000 shares authorized, 50,373,244, 46,902,351 and 0 shares issued and outstanding, respectively	50	47	—
Management stock – rabbi trust	4,822	5,550	—
Due from public offering	(46,937)	—	—
Additional paid-in capital	103,748	61,543	—
Retained earnings	(13,951)	9,653	—
Accumulated other comprehensive loss	4,671	(5)	—
Stockholder’s net investment and advances	—	—	651,999

Total stockholder’s net investment and advances / stockholders’ equity	52,403	76,788	651,999

Total liabilities and stockholder’s net investment and advances / stockholders’ equity	$1,268,832	$1,263,963	$1,124,238

UAP HOLDING CORP.

CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF EARNINGS

(dollars in thousands except earnings per share amounts)

(unaudited)

	Consolidated UAP Holding Corp.	Combined Predecessor Entity - ConAgra Agricultural Products Business	Consolidated UAP Holding Corp.	Combined Predecessor Entity - ConAgra Agricultural Products Business
	Thirteen Weeks Ended November 28, 2004	Thirteen Weeks Ended November 23, 2003	Forty Weeks Ended November 28, 2004	Thirty-Nine Weeks Ended November 23, 2003
Net sales	$267,157	$293,822	$2,229,627	$2,224,107
Costs and expenses:
Cost of goods sold	250,669	269,612	1,970,383	1,938,010

Gross profit	16,488	24,210	259,244	286,097

Selling, general and administrative expenses	60,237	54,587	213,629	208,670
Third party interest expense	8,767	403	26,950	704
(Gain) loss on sale of assets	642	(10,522)	(623)	(10,522)
Other income, net	(1,282)	—	(6,406)	—
Corporate allocations:
Selling, general and administrative expenses	—	2,864	—	8,983
Finance charges	—	3,948	—	12,209

Income (loss) from continuing operations before income taxes	(51,876)	(27,070)	25,694	66,053
Income tax expense (benefit)	(20,954)	(10,273)	9,298	25,068

Income (loss) from continuing operations	(30,922)	(16,797)	16,396	40,985
Loss from discontinued operations, net of tax	—	(1,681)	—	(4,708)

Net income (loss)	$(30,922)	$(18,478)	$16,396	$36,277

Earnings (loss) per share:
Basic	$(0.65)		$0.35
Diluted	$(0.65)		$0.33
Weighted average shares outstanding:
Basic	47,488,629		47,278,191
Diluted	47,488,629		49,123,597

UAP HOLDING CORP.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(dollars in thousands)

(unaudited)

	Consolidated UAP Holding Corp.	Combined Predecessor Entity - ConAgra Agricultural Products Business
	Forty Weeks Ended November 28, 2004	Thirty-Nine Weeks Ended November 23, 2003
Operations
Net income	$16,396	$36,277
Loss from discontinued operations	—	(4,708)

Income from continuing operations	16,396	40,985
Depreciation	9,541	9,845
Amortization	1,891	1,540
Accretion of discount on notes	6,620	—
Gain on sales of fixed assets	(623)	10,522
Other non-cash items	—	8,645
Change in operating assets and liabilities	(309,922)	(155,067)

Net cash from operations	(276,097)	(104,574)

Investing
Post-closing settlement to ConAgra Foods, Inc.	(58,236)	—
Additions to property, plant and equipment	(9,362)	(8,350)
Proceeds from sales of assets	3,246	15,057
Investment in affiliates	(343)	(154)
Other investing activity	—	(41)

Net cash from investing	(64,695)	6,512

Financing
Checks not yet presented	10,009	11,632
Net borrowings of short-term debt	211,556	—
Common stock dividend	(40,000)	—
Series A preferred stock redemption and net dividends	(18,096)	—
Net investment and advances	—	57,871

Net cash from financing	163,469	69,503

Net change in cash and equivalents	(177,323)	(28,559)
Net effect of exchange rates on cash and equivalents	4,676	—
Cash and cash equivalents at beginning of period (February 22, 2004 and February 23, 2003)	172,647	28,559

Cash and cash equivalents at end of period	$—	$—

Reconciliations of Non GAAP Financial Measures to GAAP Financial Measures

The following tables reconcile the difference between net income, as determined under United States of America generally accepted accounting principles (GAAP), and EBITDA, adjusted EBITDA, ongoing earnings per share and ongoing net loss per share:

UAP Holding Corp.

	Consolidated UAP Holding Corp.	Combined Predecessor Entity - ConAgra Agricultural Products Business	Consolidated UAP Holding Corp.	Combined Predecessor Entity - ConAgra Agricultural Products Business
(1)(2) EBITDA and Adjusted EBITDA Reconciliation	Thirteen Weeks Ended November 28, 2004	Thirteen Weeks Ended November 23, 2003	Forty Weeks Ended November 28, 2004	Thirty-Nine Weeks Ended November 23, 2003
Net Income (Loss)	$(30,922)	$(18,478)	$16,396	$36,277
Loss from discontinued operations, net of tax	—	1,681	—	4,708
Income tax expense (benefit)	(20,954)	(10,273)	9,298	25,068
Interest, net of interest income	8,767	4,351	26,950	12,913
Interest Income	2,916	3,204	6,815	7,341

Sub-total EBIT	(40,193)	(19,515)	59,459	86,307
Depreciation and Amortization	4,081	3,635	11,432	11,385

(2) EBITDA	(36,112)	(15,879)	70,890	97,692

Adjustments:
Income Deposit Securities Expenses	5,953	—	5,953	—
Transition Services Agreement Expenses	1,875	—	5,625	—
Apollo Management Fee	250	—	750	—
Gain on sale of assets	—	(10,543)	—	(10,543)
Inventory Fair Market Value Adjustment	—	—	17,354	—

Sub-total Adjustments	8,078	(10,543)	29,682	(10,543)

(1) Adjusted EBITDA	$(28,034)	$(26,423)	$100,573	$87,149

UAP Holding Corp.

(3) On-going Net Income Reconciliation	Thirteen Weeks Ended November 28, 2004	Thirteen Weeks Ended November 23, 2003	Forty Weeks Ended November 28, 2004	Thirty-Nine Weeks Ended November 23, 2003
Net Income (Loss)	$(30,922)	$(18,478)	$16,396	$36,277
Loss from discontinued operations, net of tax	—	1,681	—	4,708

Sub-total Income/(Loss) from continuing operations	(30,922)	(16,797)	16,396	40,985

Adjustments, net of tax:
Income Deposit Securities Expenses	3,549	—	3,799	—
Transition Services Agreement Expenses	1,118	—	3,589	—
Apollo Management Fee	148	—	479	—
Gain on sale of assets	—	(6,542)	—	(6,542)
Inventory Fair Market Value Adjustment	—	—	11,074	—

Sub-total Adjustments, net of tax	4,815	(6,542)	18,941	(6,542)

Ongoing Income/(Loss) from continuing operations	$(26,107)	$(23,339)	$35,337	$34,443
Ongoing Earnings (Loss) Per Share:
Ongoing Basic	$(0.55)		$0.75
Ongoing Diluted	$(0.55)		$0.72

Weighted Average Shares Outstanding
Basic	47,488,629		47,278,191
Diluted	47,488,629		49,123,597

UAP Holding Corp.

(4) Full Year Ongoing Earnings Per Share Reconciliation	Fiscal Year 2005 Target
Diluted Earnings per Share	$0.59 - $0.66

Adjustments:
Income Deposit Securities Expenses	0.08
Transition Services Agreement Expenses	0.07
Apollo Management Fee	0.01
Gain on sale of assets	—
Inventory Fair Market Value Adjustment	0.22

Sub-total Adjustments	0.38

Diluted Ongoing Earnings per Share	$0.97 - $1.04

Weighted Average Diluted Shares Outstanding	49,900,000

The press release furnished herewith uses the non-GAAP financial measures of EBITDA, adjusted EBITDA, ongoing earnings per share and ongoing net loss per share. These financial measures exclude the impact of gains on certain asset sales and expenses related to the company’s proposed offering of income deposit securities, the write-up of inventory to fair market value, the transition services provided by ConAgra Foods and the management fees paid to Apollo. We believe that EBITDA, adjusted EBITDA, ongoing earnings per share and ongoing net loss per share best reflect our ongoing performance and business operations during the periods presented and are more useful to investors for comparative purposes. In addition, management uses these financial measures in internal reporting, in its budgeting and long-range planning processes and in determining performance-based compensation.

The presentation of EBITDA, adjusted EBITDA, ongoing earnings per share and ongoing net loss per share is intended to supplement investors’ understanding of our operating performance. These non-GAAP financial measures may not be comparable to similar measures used by other companies. Furthermore, these non-GAAP financial measures are not intended to replace net income (loss), cash flows, financial position, or comprehensive income (loss), as determined in accordance with accounting principles generally accepted in the United States.

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CONTACTS:

UAP Holding Corp.	Pfeiffer High Investor Relations, Inc.
Dennis Roerty, Treasurer	Geoff High
970-356-4400	303-393-7044
geoff@pfeifferhigh.com